EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 25, 2016 relating to our audits of the consolidated balance sheets of Bone Biologics Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended.

/s/ Anton & Chia LLP
Newport Beach, California
August 1, 2016

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